ADVANCED SERIES TRUST

Distribution Agreement

THIS DISTRIBUTION AGREEMENT (the “Agreement”) is made as of February 25, 2013, between the Advanced Series Trust (the “Trust”), on behalf of the portfolios set forth on attached Exhibit A (each, a “Portfolio” and, collectively, the “Portfolios”), and Prudential Annuities Distributors, Inc., a Delaware corporation (the “Distributor”).

WITNESSETH

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as an open-end, management investment company and it is in the interest of the Trust to offer the shares of each Portfolio (the “Shares”) for sale continuously;

WHEREAS, the Distributor is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

WHEREAS, the Trust and the Distributor wish to enter into this Agreement, under which the Distributor shall act as principal underwriter for the Trust and each Portfolio and shall act as the agent for the Trust and each Portfolio with respect to the continuous offering of the Shares from and after the date hereof in order to facilitate the distribution of the Shares; and

WHEREAS, the Trust has adopted a Shareholder Services and Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act with respect to the Shares of some or all of the Portfolios (the “Plan”) authorizing payments by the Portfolios to the Distributor with respect to certain shareholder services and distribution services as set forth in the Plan.

NOW, THEREFORE, the parties agree as follows:

Section 1. Appointment of the Distributor

The Trust hereby appoints the Distributor as principal underwriter for the Trust and the Portfolios and agent for the Trust and the Portfolios for the sale of the Shares. The Shares shall be sold only to insurance companies and their separate accounts that have entered into participation agreements with the Trust (“Participating Insurance Companies”), qualified plans and other purchasers permitted by Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”), and associated regulations (collectively, “Permissible Shareholders”). The Distributor hereby accepts such appointment and agrees that it will use commercially reasonable efforts to sell the Shares. The Distributor, as agent, does not undertake to sell any specific amount of the Shares. The parties hereby agree during the term of this Agreement that the Portfolios will sell the Shares through the Distributor on the terms and conditions set forth below and in the participation agreements with the Participating Insurance Companies and any other Permissible Shareholders (the “Participation Agreements”).

Section 2. Exclusive Nature of Duties

The Distributor shall be the exclusive representative of the Trust to act as principal underwriter and agent of the Trust and the Portfolios for the sale of the Shares, except that:

2.1 The exclusive rights granted to the Distributor to sell the Shares shall not apply to any Shares issued in connection with the merger or consolidation of any other investment company with a Portfolio or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by a Portfolio.

Section 3. Purchase of Shares from the Trust

3.1 The Shares shall be sold by the Distributor as the agent of the Trust to Permissible Shareholders at the net asset value next determined as set forth in the Prospectus after an order to purchase Shares is properly received. The term “Prospectus” shall mean the Summary Prospectus, Prospectus and Statement of Additional Information of the applicable Portfolio that is included as part of the Trust’s Registration Statement, as such Summary Prospectus, Prospectus and Statement of Additional Information may be amended or supplemented from time to time, and the term “Registration Statement” shall mean the Registration Statement filed by the Trust with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act, as such Registration Statement is amended from time to time.

3.2 The Trust shall have the right to suspend the sale of any or all of the Shares at times when redemption is suspended pursuant to the conditions in Section 4.3 hereof or at such other times as may be determined by the Trust’s Board of Trustees in its sole discretion (the “Board”).

3.3 The Shares shall be sold in accordance with the terms and conditions of the Participation Agreements.

Section 4. Redemption of Shares by the Trust

4.1 Any of the outstanding Shares may be tendered for redemption at any time, and the Trust (or the Distributor acting as the Trust’s agent) agrees to redeem the Shares so tendered in accordance with the Trust’s Declaration of Trust as amended from time to time, and in accordance with the applicable provisions of the Prospectus. The price to be paid to redeem the Shares shall be equal to the net asset value next determined as set forth in the Prospectus after an order to redeem the Shares is properly received (the “Redemption Price”).

4.2 The Shares shall be redeemed in accordance with the terms and conditions of the Participation Agreements.

4.3 Redemption of any Shares or payment may be suspended at times when the New York Stock Exchange (the “NYSE”) is closed for other than customary weekends and holidays, when trading on the NYSE is restricted, when an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

Section 5. Duties of the Trust

5.1 Subject to the possible suspension of the sale of the Shares as provided herein, the Trust agrees to sell the Shares so long as it has Shares of the respective Portfolio available.

5.2 The Trust shall furnish the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of the Shares. The Trust shall make available to the Distributor copies of its Prospectus and annual and semi-annual reports upon request.

5.3 The Trust shall take, from time to time, but subject to the necessary approval of the Board, all necessary action to register the Shares under the Securities Act, to the end that there will be available for sale such number of Shares as the Distributor reasonably may expect to sell. The Trust agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, or necessary in order that there will be no omission to state a material fact in the Registration Statement which omission would make the statements therein misleading.

Section 6. Duties of the Distributor

6.1 The Distributor shall be responsible for preparing all sales literature (e.g., advertisements, brochures and shareholder communications) with respect to each of the Portfolios, and shall file with the Financial Industry Regulatory Authority (“FINRA”) or the appropriate regulators all such materials as are required to be filed under applicable laws and regulations.

6.2 Sales of the Shares shall be on the terms described in the Prospectus. The Distributor may enter into similar arrangements with other investment companies. The Distributor shall not be obligated to sell any specific number of Shares.

6.3 The Distributor shall provide or arrange for the provision of the services set forth in the Plan.

6.4 The Distributor shall use reasonable efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of the Shares, including, without limitation, all rules and regulations made or adopted pursuant to the Securities Act, the Exchange Act, the Investment Company Act, the regulations of FINRA, or its predecessor, the National Association of Securities Dealers, and all other applicable federal and state laws, rules and regulations. Specifically, the Distributor shall adopt and follow procedures for the confirmation of transactions as may be necessary to comply with the requirements of Rule 10b-10 under the Securities Exchange Act and the rules of FINRA.

6.5 The Distributor shall act as agent of the Trust in connection with the sale and redemption of the Shares. Except as otherwise provided in this Agreement, the Distributor shall act as principal with respect to all other matters relating to the promotion or the sale of the Shares.

6.6 The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of payments received by the Distributor under the Plan.

6.7 The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Portfolios and/or the Trust and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except when so requested by the Trust or after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities.

Section 7. Payments to the Distributor

The Trust shall pay to the Distributor, as compensation for services under the Plan, any fee set forth in the Plan. Any such fee is subject to the terms of the Plan. No additional compensation or reimbursement for expenses shall be provided by the Trust with respect to services under the Plan or services under this Agreement.

Section 8. Allocation of Expenses

The Trust shall bear all costs and expenses of the continuous offering of the Shares (except for those costs and expenses borne by the Distributor pursuant to the Plan and subject to the requirements of Rule 12b-1 under the Investment Company Act), including fees and disbursements of the Trust’s counsel and auditors, in connection with the preparation and filing of any required Registration Statements and/or Prospectuses under the Investment Company Act or the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and periodic reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such Registration Statements, Prospectuses, annual or periodic reports or proxy materials). The Trust shall also bear the expenses it assumes pursuant to the Plan, so long as the Plan is in effect.

Section 9. Indemnification

9.1 The Trust agrees to indemnify, defend and hold the Distributor, and its officers and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Distributor, its officers or any such controlling person may incur under the Securities Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished by the Distributor to the Trust for use in the Registration Statement or Prospectus; provided, however, that this indemnity agreement shall not inure to the benefit of any such officer or controlling person unless a court of competent jurisdiction shall determine in a final decision on the merits, that the person to be indemnified was not liable by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement (“disabling conduct”), or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct, by (a) a vote of a majority of a quorum of Trustees, including a majority of Trustees who are neither “interested persons” of the Trust as defined in Section 2(a)(19) of the Investment Company Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. The Trust’s agreement to indemnify the Distributor or its officers and any such controlling person as aforesaid is expressly conditioned upon the Trust’s being promptly notified of any action brought against the Distributor or its officers, or any such controlling person, such notification to be given by letter or telegram addressed to the Trust at its principal business office. The Trust agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or directors in connection with the issue and sale of any Shares.

9.2 The Distributor agrees to indemnify, defend and hold the Trust, its officers and Trustees and any person who controls the Trust, if any, within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers and Trustees or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its Trustees or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished by the Distributor to the Trust for use in the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Distributor’s agreement to indemnify the Trust, its officers and Trustees and any such controlling person as aforesaid, is expressly conditioned upon the Distributor’s being promptly notified of any action brought against the Trust, its officers and directors or any such controlling person, such notification being given to the Distributor at its principal business office.

9.3 Except as provided in Section 9.1, the Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Portfolio in connection with matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

Section 10. Duration and Termination of this Agreement

10.1 This Agreement shall become effective as of the date first above written and shall remain in force only so long as such continuance is specifically approved at least annually by (a) the Board of the Trust, or by the vote of a majority of the outstanding voting securities of the applicable Portfolio, and (b) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such parties and who have no direct or indirect financial interest in this Agreement or in the operation of the Plan or in any agreement related thereto (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting upon such approval.

10.2 This Agreement may be terminated at any time, without the payment of any penalty, by a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the applicable Portfolio, or by the Distributor, on sixty (60) days’ written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

10.3 The terms “affiliated person,” “assignment,” “interested person” and “vote of a majority of the outstanding voting securities,” when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

Section 11. Amendments to this Agreement

This Agreement may be amended by the parties only if such amendment is specifically approved by (a) the Board of the Trust, or by the vote of a majority of the outstanding voting securities of the applicable Portfolio, and (b) by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such amendment.

Section 12. Separate Agreement as to Portfolios

The amendment or termination of this Agreement with respect to any Portfolio shall not result in the amendment or termination of this Agreement with respect to any other Portfolio unless explicitly so provided.

Section 13. Governing Law

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey as at the time in effect, without regard to its conflicts of laws principles, and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New Jersey, or any of the provisions herein, conflicts with the applicable provisions of the Investment Company Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.

Prudential Annuities Distributors, Inc.

By: /s/ George Gannon

Name:  George Gannon

Title:  President

Advanced Series Trust (on behalf of its portfolios as
listed on Exhibit A).

By: /s/ Robert F. O’Donnell

Name:  Robert F. O’Donnell

Title:  President

Exhibit A

AST AB Global Bond Portfolio

AST Academic Strategies Asset Allocation Portfolio

AST Advanced Strategies Portfolio

AST AllianzGI World Trends Portfolio (formerly, AST RCM World Trends Portfolio)

AST American Funds Growth Allocation Portfolio

AST AQR Emerging Markets Equity Portfolio

AST AQR Large-Cap Portfolio

AST Balanced Asset Allocation Portfolio

AST BlackRock 60/40 Target Allocation ETF Portfolio

AST BlackRock 80/20 Target Allocation ETF Portfolio

AST BlackRock Corporate Bond Portfolio

AST BlackRock Global Strategies Portfolio

AST BlackRock Low Duration Bond Portfolio (formerly, AST PIMCO Limited Maturity Bond Portfolio)

AST BlackRock/Loomis Sayles Bond Portfolio (formerly, AST PIMCO Total Return Bond Portfolio)

AST Bond Portfolio 2019

AST Bond Portfolio 2020

AST Bond Portfolio 2021

AST Bond Portfolio 2022

AST Bond Portfolio 2023

AST Bond Portfolio 2024

AST Bond Portfolio 2025

AST Bond Portfolio 2026

AST Bond Portfolio 2027

AST Bond Portfolio 2028

AST Bond Portfolio 2029

AST Bond Portfolio 2030

AST Capital Growth Asset Allocation Portfolio

AST ClearBridge Dividend Growth Portfolio

AST Cohen & Steers Global Realty Portfolio (formerly, AST Global Real Estate Portfolio)

AST Cohen & Steers Realty Portfolio

AST Fidelity Institutional AM® Quantitative Portfolio (formerly, AST Fidelity Institutional AMSM Quantitative Portfolio, AST FI Pyramis® Quantitative Portfolio and AST First Trust Balanced Target Portfolio)

AST FQ Absolute Return Currency Portfolio

AST Franklin Templeton K2 Global Absolute Return Portfolio

AST Goldman Sachs Global Growth Allocation Portfolio

AST Goldman Sachs Global Income Portfolio

AST Goldman Sachs Multi-Asset Portfolio

AST Goldman Sachs Small-Cap Value Portfolio

AST Government Money Market Portfolio (formerly, AST Money Market Portfolio)

AST High Yield Portfolio

AST Hotchkis & Wiley Large-Cap Value Portfolio (formerly, AST Large-Cap Value Portfolio)

AST International Growth Portfolio

AST International Value Portfolio

AST Investment Grade Bond Portfolio

AST J.P. Morgan Global Thematic Portfolio

AST J.P. Morgan International Equity Portfolio

AST J.P. Morgan Strategic Opportunities Portfolio

AST Jennison Global Infrastructure Portfolio

AST Jennison Large-Cap Growth Portfolio

AST Legg Mason Diversified Growth Portfolio

AST Loomis Sayles Large-Cap Growth Portfolio (formerly, AST Marsico Capital Growth Portfolio)

AST Managed Alternatives Portfolio

AST Managed Equity Portfolio

AST Managed Fixed Income Portfolio

AST MFS Global Equity Portfolio

AST MFS Growth Allocation Portfolio (formerly, AST New Discovery Asset Allocation Portfolio)

AST MFS Growth Portfolio

AST MFS Large-Cap Value Portfolio

AST Mid-Cap Growth Portfolio (formerly, AST Goldman Sachs Mid-Cap Growth Portfolio)

AST Multi-Sector Fixed Income Portfolio (formerly, AST Long Duration Bond Portfolio)

AST Neuberger Berman Long/Short Portfolio

AST Neuberger Berman/LSV Mid-Cap Value Portfolio

AST Parametric Emerging Markets Equity Portfolio

AST PIMCO Corporate Bond Portfolio

AST PIMCO Dynamic Bond Portfolio (formerly, AST Goldman Sachs Strategic Income Portfolio)

AST Preservation Asset Allocation Portfolio

AST Prudential Core Bond Portfolio

AST Prudential Corporate Bond Portfolio

AST Prudential Flexible Multi-Strategy Portfolio

AST Prudential Growth Allocation Portfolio

AST QMA International Core Equity Portfolio

AST QMA Large-Cap Portfolio

AST QMA US Equity Alpha Portfolio

AST Quantitative Modeling Portfolio

AST Small-Cap Growth Opportunities Portfolio (formerly, AST Federated Aggressive Growth Portfolio)

AST Small-Cap Growth Portfolio

AST Small-Cap Value Portfolio

AST T. Rowe Price Asset Allocation Portfolio

AST T. Rowe Price Corporate Bond Portfolio

AST T. Rowe Price Diversified Real Growth Portfolio

AST T. Rowe Price Growth Opportunities Portfolio

AST T. Rowe Price Large-Cap Growth Portfolio

AST T. Rowe Price Large-Cap Value Portfolio (formerly, AST Value Equity Portfolio)

AST T. Rowe Price Natural Resources Portfolio

AST Templeton Global Bond Portfolio

AST WEDGE Capital Mid-Cap Value Portfolio (formerly, AST Mid-Cap Value Portfolio)

AST Wellington Management Global Bond Portfolio

AST Wellington Management Hedged Equity Portfolio (formerly, AST Aggressive Asset Allocation Portfolio)

AST Western Asset Core Plus Bond Portfolio

AST Western Asset Corporate Bond Portfolio

AST Western Asset Emerging Markets Debt Portfolio

Dated February 25, 2013, as amended effective as of April 29, 2013.  As further amended effective as of December 31, 2013.  As further amended as of April 15, 2014, July 1, 2015, December 21, 2015, December 15, 2016, December 1, 2017, April 2, 2018, December 11, 2018 and July 1, 2019.